Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasury Manager		AVP, Corporate Communications Manager
	(808) 544-3646		(808) 544-5125
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

LOCAL BUSINESS LEADER DR. DIANE PALOMA NAMED TO THE CENTRAL PACIFIC FINANCIAL CORP. AND CENTRAL PACIFIC BANK BOARD OF DIRECTORS

Diane Paloma, PhD
Photo courtesy: Central Pacific Financial Corp.

HONOLULU, HI (Jan. 28, 2025) – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (CPB), today announced the appointment of local business leader Diane Paloma, PhD to the Board of Directors of both CPF and CPB, effective January 28, 2025. The announcement was made by Arnold Martines, Chairman, President, and CEO of both Boards.

Dr. Paloma is currently President and CEO of Hawaii Dental Service (HDS) which offers dental plans to individuals, families, small businesses, and large corporations.

Dr. Paloma was named to her current position at HDS in 2021. Prior to that, she had an extensive background in health care, including serving as CEO of the King Lunalilo Trust and Home, overseeing the trust and services for kupuna. She also had leadership roles at the Queen’s Health Systems Native Hawaiian Health Program, the John A. Burns School of Medicine and Hawaii Medical Service Association (HMSA).

“Diane’s range of experiences in business and health care will provide a perspective that is invaluable to the CPB board,” said Chairman, President, and CEO Arnold Martines. “She is well-respected by both the local business community as well as the non-profit sector where she has served as a trusted and thoughtful leader. We are pleased to welcome her to our board and look forward to her many contributions.”
"I am honored to join the CPB board,” said Dr. Diane Paloma. “I have seen firsthand how their nimble and customer-focused service supports individuals, families, and communities across Hawaii."

A graduate of Kamehameha Schools, Dr. Paloma obtained a Bachelor of Science degree in Physiological Science from UCLA, a Master of Business Administration from the University of Hawaii at Manoa, Shidler College of Business, and a PhD in Healthcare Administration from Capella University.

Active in the Community, Dr. Paloma serves on the University of Hawaii Board of Regents, as well as a director of Partners in Development Foundation and Child & Family Service. She is a member of the Hawaii Business Roundtable. She is a 2016 Pacific Century Fellow and 2022 Omidyar Fellow. She was recognized as a Woman of Distinction by the Girl Scouts of Hawaii, inducted in the University of Hawaii at Manoa, Shidler College of Business Hall of Honor, received the Native Hawaiian Chamber of Commerce ‘Ō'ō Award, and an Outstanding Mother Award from the American Lung Association.

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About Central Pacific Financial Corp.

Central Pacific Financial Corp. (CPF) is a Hawaii-based bank holding company with approximately $7.42 billion in assets as of Sept. 30, 2024. Central Pacific Bank, its primary subsidiary, operates 27 branches and 55 ATMs in the State of Hawaii. Central Pacific Financial Corp. is traded on the New York Stock Exchange (NYSE) under the symbol "CPF." For additional information, please visit: cpb.bank

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Forward-Looking Statements
This document may contain forward-looking statements ("FLS") concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, net interest income, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and interest rate fluctuations; the adverse effects of bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and its variants) and other pandemic viruses on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees, as well as the effects of government programs and initiatives in response thereto; supply chain disruptions; labor contract disputes and potential strikes; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, and earthquakes) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof; the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to, and the effect of any recurring or special FDIC assessments; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the PCAOB, the FASB and other accounting standard setters and the cost and resources required to implement such changes; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; securities market and monetary fluctuations, including the impact resulting from the elimination of the LIBOR Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; the effects of any potential or actual acquisitions or dispositions we may make or evaluate, and the related costs; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; technological changes and developments; cybersecurity and data privacy breaches and the consequence therefrom; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; our ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; changes in the competitive environment among financial holding companies and other financial service providers; our ability to successfully implement our initiatives to lower our efficiency ratio; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; our ability to successfully implement and achieve the objectives of our BaaS initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available SEC filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.